Exhibit 10.1

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

This Second Amendment (“Amendment 2”) to the Employment Agreement is entered into as of August 26, 2011 (“Amendment Effective Date”) is by and between Dialogic Corporation (“Dialogic”) and Jean Gagnon (“Executive”).

WHEREAS Executive and Dialogic entered into the Agreement as of November 2, 2009 (“Effective Date”) and amended the same as of August 1, 2010 (the Employment Agreement as amended shall be referred to herein as the “Agreement”);

WHEREAS, since February 24, 2011, Executive has been acting in the capacity of Principal Accounting Officer and Principal Financial Officer; and

WHEREAS, given the change in Executive’s role as of February 24, 2001, Executive and Dialogic wish to amend the Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and other consideration, the receipt of which is hereby acknowledged, Dialogic and Executive hereby agree as follows:

1.	The preamble of this Amendment 2 forms an integral part of this Agreement as if it was recited at length herein.

2.	Except as specifically set forth herein, the Agreement continues in full force and effect.

3.

Section 6(i)(ii) is hereby replaced in its entirety with the following: “Constructive Dismissal” shall mean, without Executive’s express written consent, (i) the material breach by Dialogic (or any successor thereto) of any of its material obligations under this Agreement (including the obligation of Dialogic to pay Base Salary), provided that such breach is not cured within twenty (20) business days after written notice by Executive to the Chief Executive Officer, copied to Dialogic’s General Counsel and Senior VP Human Resources, that such breach has occurred and will serve as cause for Constructive Dismissal, or (ii) the material reduction or diminution by the Board of the duties, responsibilities, title, authority or reporting relationship of Executive or the assignment by the Board to Executive of duties that, in all material respects, are inconsistent with Executive’s position as Principal Accounting Officer and Principal Financial Officer of the Dialogic Group, provided that such action is not cured within twenty (20) business days after written notice by Executive to the Chief Executive Officer, copied to Dialogic’s General Counsel and Senior VP Human Resources, that such event has occurred and will serve as cause for Constructive Dismissal, or (iii) the relocation of the Executive’s principal office to a location that is more than 50 miles from Montreal, Quebec, Canada without prior agreement with Executive. Further, notwithstanding anything contained herein to the contrary, the parties understand and agree that Executive has agreed to serve as Dialogic’s Principal Accounting Officer and Principal Financial Officer during the period in which Dialogic is conducting a search for a new Chief Financial Officer and that therefore should Executive resign from Dialogic no later than December 31, 2011, such resignation will be treated as a Constructive Dismissal for purposes of this Agreement.

6.	A new Section 18 is added to the Agreement as follows: “On or about January 31, 2012, Executive will be paid a one-time bonus in the amount of CAN$100,000 (“Retention Bonus”); provided, however, that Executive will have been employed by Dialogic on December 31, 2011; provided, further that if Executive is terminated by Dialogic prior to December 31, 2011 for any reason, other than for “Cause” as defined in Section 6(i)(ii) above, within thirty (30) days of such termination Executive will be paid the Retention Bonus.

7.	By signing this Amendment 2, Executive expressly acknowledges that he has had an adequate opportunity to review and consider the Amendment before signing it, including an opportunity to consult with legal counsel of his choosing should he so wish and that he is signing this Amendment voluntarily and with the intent to be bound by its terms.

DIALOGIC CORPORATION

/s/ Nick Jensen
Nick Jensen, President,
CEO and Chairman of the Board of Directors

Please indicate your acceptance of these terms and conditions by signing where indicated below and faxing a copy of this Agreement (including any Annexes) to the attention of Rosanne Sargent, Senior VP, Human Resources, to her fax number at 781-433-9232, or by sending a PDF copy to her via email at rosanne.sargent@dialogic.com, and then sending the executed originals to her attention at 1515 Route Ten East, Parsippany, NJ, 07054.

/s/ Jean Gagnon
Executive: Jean Gagnon